CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation into this Amendment No. 1 to the Registration Statement (No. 333-188148) on Form S-1 of Enservco Corporation and subsidiaries (the “Company”) of our report dated March 28, 2013 relating to the consolidated balance sheets of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended appearing in this registration statement.

EKS&H LLLP

June 12, 2013

Denver, Colorado